Exhibit 4.6

No. 1	January 4, 2011

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN SOLD IN RELIANCE UPON AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL OR UPON EVIDENCE REASONABLY SATISFACTORY TO SUPERIOR UNIFORM GROUP, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.

WARRANT TO PURCHASE SHARES

OF COMMON STOCK

1. Grant of Warrant.

(a) Superior Uniform Group, Inc. (the “Company”), a Florida corporation, hereby agrees that EyeLevel Interactive, LLC, a Georgia limited liability company, and its successors in interest and permitted assigns (the “Holder”), for value received, is entitled, subject to the provisions of this Warrant, to purchase from the Company, in whole or in part and at any time or from time to time, during the period commencing on the date hereof and expiring at 5:00 p.m. Pacific time, on January 4, 2016 (the “Expiration Date”), Three Hundred Sixty Thousand (360,000) fully paid and non-assessable shares of Common Stock (as defined below). The “Exercise Price” for such shares shall be equal to $10.63 per share, subject to adjustment as set forth in Section 4 below.

(b) The term “Common Stock” means the Common Stock, $.001 par value per share, of the Company as constituted on the date hereof, together with any other equity securities that may be issued by the Company in substitution therefor. The number of shares of Common Stock to be received upon the exercise of this Warrant, and the Exercise Price, shall be adjusted from time to time as hereinafter set forth. The shares of Common Stock deliverable upon such exercise, and as adjusted from time to time, are hereinafter referred to as “Warrant Stock.” The term “Company” means and includes the Company as well as (i) any successor corporation resulting from the merger or consolidation of the Company with another corporation, or (ii) any corporation to which the Company has transferred its property or assets as an entirety or substantially as an entirety.

2. Exercise of Warrant.

(a) Subject to the limitations set forth in Section 5, this Warrant may be exercised in whole or in part at any time or from time to time during the period commencing on the date hereof and expiring at 5:00 p.m. Eastern time, on the Expiration Date or, if such Expiration Date is a day on which banking institutions in Florida are authorized by law to close, then on the next succeeding day that shall not be such a day.

(b) The Holder may exercise this Warrant by presentation and surrender of this Warrant to the Company at its principal office, with the Warrant Exercise Form attached hereto duly executed and accompanied by payment (either in cash or by certified or official bank check, payable to the order of the Company) of an amount equal to the Exercise Price multiplied by the number of shares of Warrant Stock purchased (the “Purchase Price”).

(c) If this Warrant is exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the shares purchasable hereunder.

(d) Upon receipt by the Company of this Warrant, together with the Purchase Price, at its office, in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder.

3. Reservation of Shares. The Company will, on the date of issuance of this Warrant, reserve, and use reasonable best efforts to maintain such reservation, for issuance and delivery of all shares of Warrant Stock. All such shares shall be duly authorized and, when issued upon exercise in compliance with the terms of this Agreement, shall be validly issued, fully paid and non-assessable. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but the Company shall pay the Holder an amount equal to the applicable Exercise Price multiplied by such fraction in lieu of each fraction of a share otherwise called for upon any exercise of this Warrant.

4. Adjustments.

(a) Capital Adjustments. In case the Company shall: (i) pay a dividend with respect to its capital stock in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares, or (iv) issue any shares of its capital stock in a reclassification of the Common Stock (including any such reclassification in connection with a merger, consolidation or other business combination in which the Company is the continuing corporation) (each of the actions in (i)-(iv) is hereinafter referred to as an “Adjustment Event”), the number of shares of Warrant Stock purchasable upon exercise of this Warrant immediately prior to the record date for such Adjustment Event shall be adjusted so that the Holder shall thereafter be entitled to receive the number of shares of Warrant Stock or other securities of the Company that such Holder would have owned or have been entitled to receive after the happening of such Adjustment Event, had such Warrant been exercised in whole immediately prior to the happening of such Adjustment Event or any record date with respect thereto. An adjustment made pursuant to this Section 4(a) shall become effective immediately after the effective date of such

Adjustment Event, retroactive to the record date, if any, for such Adjustment Event. Whenever the number of shares of Warrant Stock purchasable upon the exercise of this Warrant is adjusted pursuant to this Section 4(a), the Exercise Price payable upon exercise of this Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of shares of Warrant Stock purchasable upon the exercise of this Warrant immediately prior to such adjustment, and the denominator of which shall be the number of shares of Warrant Stock so purchasable immediately thereafter.

(b) Business Combinations. If the Company is a party to a merger, sale of all or substantially all of its assets, share exchange or other similar business combination transaction, this Warrant shall pertain and apply to the securities and/or other property to which the Holder would have otherwise been entitled had this Warrant then been exercised in whole prior to such business combination.

(c) Notice to Warrant Holder of Adjustment. Whenever the number of shares of Warrant Stock or the Exercise Price is adjusted as herein provided, the Company shall cause to be mailed to the Holder in accordance with the provisions of this Section 4 a notice (i) stating that an event giving rise to an adjustment hereunder has occurred, (ii) setting forth the adjusted number of shares of Warrant Stock and the adjusted Exercise Price and (iii) showing in reasonable detail the computations and the facts upon which such adjustments are based.

5. Restrictions on Transfer. The Holder hereby acknowledges that neither this Warrant nor any of the securities that may be acquired upon exercise of this Warrant have been registered or qualified under the Securities Act or under the securities laws of any state. The Holder acknowledges that, upon exercise of this Warrant, the securities to be issued upon such exercise will be subject to applicable federal and state securities (or other) laws requiring registration, qualification or approval of governmental authorities before such securities may be validly issued or delivered upon notice of such exercise. The Holder agrees that the issuance of such securities may be deferred until the issuance or sale of such securities shall be compliant with federal and state securities laws. The restrictions imposed by this Section 5 upon the exercise of this Warrant shall cease and terminate as to any particular shares of Warrant Stock (i) when such securities shall have been effectively registered and qualified under the Securities Act and all applicable state securities laws and disposed of in accordance with the registration statement covering such securities, or (ii) when, in the reasonable opinion of counsel reasonably acceptable to the Company, such restrictions are no longer required in order to ensure compliance with the Securities Act and all applicable state securities laws.

6. Legends. Unless (i) the shares of Warrant Stock have been registered under the Securities Act, or (ii) in the reasonable opinion of counsel for the Company such legend is no longer required in order to ensure compliance with the Securities Act and all applicable state securities laws, upon exercise of any of the Warrants and the issuance of any of the shares of Warrant Stock, all certificates representing such shares shall bear on the face thereof substantially the following legend and such other legends as may be required under state securities laws:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN SOLD IN RELIANCE UPON AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL OR UPON EVIDENCE REASONABLY SATISFACTORY TO SUPERIOR UNIFORM GROUP, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.”

7. Transfer and Assignment.

(a) Neither this Warrant nor any rights hereunder may be assigned, transferred, pledged or hypothecated (a “Disposition”) in any way (whether by operation of law or otherwise), unless such securities are registered under the Securities Act, or unless and until such Holder shall have notified the Company of the proposed Disposition and shall have delivered to the Company an opinion of counsel, reasonably satisfactory to the Company, to the effect that the Warrant and the Warrant Stock to be sold or transferred may be sold or transferred pursuant to an exemption from registration under the Securities Act and under applicable state securities or blue sky laws, provided that (A) such transferee and its “affiliates” (as such term is defined in Rule 144 of the Securities Act) are not engaged in any business that is competitive with the Company, (B) the Holder may not make a Disposition to more than three of such transferees and (C) any such transferee shall not be entitled to make a Disposition of all or any part of this Warrant (but shall be permitted to make Dispositions of the Warrant Shares issuable upon exercise or conversion hereof pursuant to an effective registration statement or an opinion of counsel reasonably acceptable to the Company to the effect that the Warrant Shares to be transferred or sold may be transferred or sold pursuant to one or more exemptions from such registration or upon receipt of other evidence reasonably satisfactory to the Company that such registration is not required). This Warrant shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of this Warrant contrary to the provisions of this Agreement shall be null and void and without legal effect.

(b) Each Disposition of this Warrant shall be effected by the surrender of this Warrant certificate, along with the form of assignment attached hereto, properly completed and executed by the registered holder hereof, at the principal executive office of the Company in the United States of America.

8. Representations and Warranties. The Holder represents and warrants to the Company that:

(a) Investment Purpose. The Holder is purchasing the Warrant in the ordinary course of its business for its own account and not with a present view to the distribution thereof;

and it does not have any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer, distribute or grant participation to any third person or entity with respect to the Warrant or Warrant Stock; provided, however, that by making the representation herein, the Holder does not agree to hold the Warrant or Warrant Stock for any minimum or other specific term and reserves the right to dispose of the Warrant or Warrant Stock in accordance with Sections 5 and 7 hereof and pursuant to an effective registration statement or an exemption from registration under the Securities Act. The Holder understands that the Holder may be required to bear the economic risk of this investment indefinitely, unless the Warrant Stock is registered pursuant to the Securities Act and any applicable state securities or blue sky laws or an exemption from such registration is available, and that the Company has no present intention of registering the Warrant Stock.

(b) Holder Status. The Holder is either: (i) a “qualified institutional buyer” as defined in Rule 144A under the Securities Act; or (ii) an “accredited investor” as defined in Rule 501(a) of Regulation D of the Securities Act. The Holder is not registered as a broker or dealer under Section 15(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or a member of the Financial Industry Regulatory Authority.

(c) Reliance on Exemptions. The Holder understands that the Warrant is being offered and sold to it in reliance upon specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Holder’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Holder set forth herein to determine the availability of such exemptions and the eligibility of the Holder to acquire the Warrant.

(d) Information. The Holder and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company, and materials relating to the offer and sale of the Warrant, including the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2009, and quarterly reports on Form 10-Q for each completed fiscal quarter since such date, and have obtained such additional information as requested by the Holder or its advisors, if any, in order to evaluate the merits and the risks inherent in holding the Warrants and Warrant Stock. The Holder and its advisors, if any, have been afforded the opportunity to ask questions of the Company and have received what the Holder and its advisors, if any, believe to be satisfactory answers to any such inquiries. The Holder acknowledges and understands that its investment in the Warrant and any investment in the Warrant Stock involves a significant degree of risk.

(e) Experience. The Holder is experienced in evaluating companies such as the Company, is able to fend for itself in transactions such as the one contemplated by this Agreement, has such knowledge and experience in financial and business matters that such Holder is capable of evaluating the merits and risks of such Holder’s prospective investment in the Company, and has the ability to bear the economic risks of an investment in the Warrant and the Warrant Stock.

(f) Governmental Review. The Holder understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Warrant or the Warrant Stock or an investment therein.

(g) Transfer or Resale. The Holder understands that:

i. neither the delivery of the Warrant nor the Warrant Stock has been registered under the Securities Act or any applicable state securities laws, and consequently, the Holder may have to bear the risk of owning the Warrant or the Warrant Stock for an indefinite period of time because the Warrant and Warrant Stock may not be transferred except as set forth in Section 7 of this Agreement and unless; (i) the resale of the Warrant or the Warrant Stock, as the case may be, is registered pursuant to an effective registration statement under the Securities Act or (ii) if requested by the Company, the Holder has delivered to the Company an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions and which counsel shall be reasonably satisfactory to the Company) to the effect that the securities to be sold or transferred may be sold or transferred pursuant to one or more exemptions from such registration (whether pursuant to statute, regulation or otherwise);

ii. any sale of the Warrant or Warrant Stock made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 (including the holding period requirement, the volume limitations and the manner of sale restrictions, if applicable); and

iii. neither the Company nor any other person is under any obligation to register the Warrant or Warrant Stock under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

(h) No Public Offering. The Holder has not received any information relating to the Warrant, the Warrant Stock or the Company, and is not purchasing the Warrant as a result of, any form of general solicitation or general advertising, including, but not limited to, any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or pursuant to any seminar or meeting whose attendees were invited by any general solicitation or general advertising.

(i) Representation. The Holder has had an opportunity to consult with an attorney in connection with the Holder’s investment in the Warrant and Warrant Stock.

(j) Certain Trading Activities. During the 15 calendar days before the date of this Agreement, the Holder has not directly or indirectly, nor has any person or entity acting on behalf of or pursuant to any understanding with the Holder, engaged in any trading of the Common Stock, including Short Sales of the Common Stock, and no open position or Short Sale relating to the Common Stock exists on the date hereof in the name or on behalf of the Holder. “Short Sales” means all kinds of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps (including on a total return basis), and sales and any other transactions having the effect of hedging any position in the Common Stock.

(k) Residence. Holder is a resident and domiciliary (not a temporary or transient resident) of the jurisdiction listed under Holder’s signature hereto, has no present intention to become a resident of any other jurisdiction, and all communications, written or oral, concerning the Warrant and Warrant Stock have been directed to the Holder in and received by Holder in such jurisdiction.

9. Notices. All notices required hereunder must be in writing and shall be deemed given when telefaxed, delivered personally or within three days after mailing when mailed by certified or registered mail, return receipt requested, if to the Company, at 10055 Seminole Blvd., Seminole, Florida 33772, and if to the Holder, at the address for the Holder set forth under its signature below, or at such other address of which the Company or Holder has been advised by notice hereunder.

10. Rights as a Shareholder. The Holder shall have no rights as a shareholder with respect to any shares of Warrant Stock until the date of issuance of such shares.

11. Lost or Destroyed Warrant. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date. The Holder agrees with the Company that this Warrant is issued, and all the rights hereunder shall be held subject to, all of the conditions, limitations and provisions set forth herein.

12. Applicable Law. The Warrant is issued under and shall for all purposes be governed by and construed in accordance with the internal laws of the State of Florida, without regard to conflicts of laws principles.

IN WITNESS WHEREOF, the parties have caused this Warrant to be signed on its behalf, in its corporate name, by its duly authorized officer, as of the day and year first above written.

SUPERIOR UNIFORM GROUP, INC.

By:	/s/ Michael Benstock
Its:	CEO

EYELEVEL INTERACTIVE, LLC

By:	/s/ Mark DeMattei
Its:	CEO

Address:

WARRANT EXERCISE FORM

The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing                      shares of Common Stock of Superior Uniform Group, Inc., a Florida corporation, and hereby makes payment of $             in payment therefore.

Signature

Signature, if jointly held

Date:

********************************************************************************************

INSTRUCTIONS FOR ISSUANCE OF STOCK

(if other than to the registered holder of the within Warrant)

Name
(Please typewrite or print in block letters)

Address

Social Security or Taxpayer Identification Number

********************************************************************************************

ASSIGNMENT FORM

FOR VALUE RECEIVED, hereby sells, assigns and transfers unto

Name (please typewrite or print in block letters)

the right to purchase Common Stock of Superior Uniform Group, Inc., a Florida corporation, represented by this Warrant to the extent of shares as to which such right is exercisable and does hereby irrevocably constitute and appoint                     , as its attorney in fact, to transfer the same on the books of the Company with full power of substitution in the premises.

Dated:

Signature

Signature, if jointly held